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                                                                    EXHIBIT 5.1
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE    (410) 580-3000
FAX      (410) 580-3001

                                August 23, 2000


Startec Global Communications Corporation
10411 Motor City Drive
Bethesda, Maryland  20817

         Re:      Registration Statement On Form S-3
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Ladies and Gentlemen:

         We have acted as counsel to Startec Global Communications Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on August 23, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offer and sale of (1) up to 391,154 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"); (2) up to 125,000 warrants (the "Warrants") to purchase shares of the Company's Common Stock; and (3) up to 125,000 shares of the Company's Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares"), which may be offered and sold from time to time by certain selling securityholders named in the Prospectus contained in the Registration Statement or in amendments or supplements thereto.

         As counsel to the Company, we have examined the Registration Statement, the Stock Purchase Warrant (the "Warrant Agreement") issued to Allied Capital Corporation by the Company as of June 30, 2000, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have, with your approval and without independent investigation, assumed the genuineness of all signatures, the legal capacity of all individuals who have executed the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to various questions of fact material to this opinion, we have relied, to the extent we deemed appropriate, upon

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                                      Startec Global Communications Corporation
                                                                August 23, 2000
                                                                         Page 2


representations, statements and certificates of officers and representatives of the Company and others. We have not independently verified such information or assumptions.

         Based upon, subject to and limited by the foregoing and the other qualifications herein, we are of the opinion and advise you that (1) the Shares have been duly authorized and are validly issued, fully paid and non-assessable;
(2) the Warrants have been duly authorized and are validly issued, fully paid and non-assessable; and (3) the Warrant Shares have been duly authorized for issuance by the Company, and upon the issuance and delivery of the Warrant Shares in accordance with the terms of the Warrant Agreement, the Warrant
Shares will be validly issued, fully paid and non-assessable.

         The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                           Very truly yours,

                                           /s/ PIPER MARBURY RUDNICK & WOLFE LLP